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                                                                    Exhibit 4.3







                        SUN INTERNATIONAL HOTELS LIMITED
                      SUN INTERNATIONAL NORTH AMERICA, INC.

                                     Issuer

                                       and

                              THE BANK OF NEW YORK

                                     Trustee

                          SECOND SUPPLEMENTAL INDENTURE
                            Dated as of May 20, 2002

                  --------------------------------------------



                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2011

Supplementing the Indenture dated as of August 14, 2001, among Sun International
   Hotels Limited and Sun International North America, Inc., as Issuers, the
         Guarantors named therein and the Bank of New York, as Trustee, as amended and supplemented to date






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          SECOND SUPPLEMENTAL INDENTURE dated as of May 20, 2002, among Sun
International Hotels Limited, an international business company organized under the laws of the Commonwealth of The Bahamas (the "Company" or "Sun International"), Sun International North America, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("SINA" and, together with the Company, the "Issuers") and The Bank of New York (the "Trustee"), as Trustee under the Indenture referred to herein.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Issuers, the Guarantors, and the Trustee heretofore executed and delivered an Indenture dated as of August 14, 2001, as amended by the Supplemental Indenture dated September 19, 2001 (as amended, the "Indenture"), in respect of the Issuers' 8-7/8% Senior Subordinated Notes due 2011;

          WHEREAS, the Indenture provides that, subject to Section 4.10 of the Indenture and applicable law, the Issuers may issue Additional Securities under the Indenture and that the Securities issued on the Issue Date and any Additional Securities subsequently issued shall be treated as a single class for all purposes under the Indenture;

          WHEREAS, pursuant to that certain Purchase Agreement, dated as of May 9, 2002, by and between the Issuers, the Guarantors and the initial purchasers party thereto, the Issuers have agreed to issue $200 million of Additional Securities (the "Offered Securities");

          WHEREAS, the Indenture provides that the Issuers or any of the Guarantors and the Trustee may amend or supplement the Indenture, the Securities or any Guarantee, without the consent of any Holder of a Security to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture as of the Issue Date;

          WHEREAS, in connection with the issuance of the Offered Securities, the Issuers desire to amend the Indenture as set forth in Article I hereof;

          WHEREAS, the Indenture provides that the Issuers or any of the Guarantors and the Trustee may amend or supplement the Indenture, the Securities or any Guarantee, without the consent of any Holder of a Security to cure any ambiguity, defect or inconsistency;

          WHEREAS, the Issuers desire to amend the Indenture as provided in this Second Supplemental Indenture to cure certain defects in the Indenture; and

          WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuers.

          NOW, THEREFORE, the Issuers and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:


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                                    ARTICLE I
                                   AMENDMENTS

          SECTION 1.1 Definitions.

          Section 1.1 of the Indenture is amended by replacing the definitions of "Exchange Offer" and "Registration Rights Agreement" in their entirety with the following new definitions:

          "Exchange Offer" means (i) in respect of the Original Securities and Guarantees thereof issued on the Issue Date, the offer by the Issuers and the Guarantors to exchange the Series B Securities and Guarantees thereof for the Original Securities and Guarantees thereof issued on the Issue Date and (ii) in respect of the Additional Securities and Guarantees thereof issued on May 20, 2002, the offer by the Issuers and the Guarantors to exchange the Series B Securities and Guarantees thereof for such Additional Securities and Guarantees thereof, in each case made pursuant to the applicable Registration Rights Agreement.

          "Registration Rights Agreement" means (i) in respect of the Original Securities and Guarantees thereof issued on the Issue Date, the Registration Rights Agreement by and among the Issuers, the Guarantors and the Initial Purchasers, dated as of the Issue Date, and (ii) in respect of the Additional Securities and Guarantees thereof issued on May 20, 2002, the Registration Rights Agree ment, by and among the Issuers, the Guarantors and the Initial Purchasers, dated as of May 20, 2002.

          Section 1.1 of the Indenture is hereby amended by replacing the penultimate sentence of the definition of "Indebtedness" with the following new sentence, in order to clarify who shall determine the Fair Market Value of Disqualified Capital Stock:

          "For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock."

          SECTION 1.2 Execution and Authentication. Section 2.2 of the Indenture is hereby amended by replacing the proviso in the fourth paragraph with the following proviso:

          "provided that such Series B Securities shall be issuable only upon the valid surrender for cancellation of Original Securities or Additional Securities of a like aggregate principal amount in accordance with the applicable Registration Rights Agreement."

          SECTION 1.3 Trustee's Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II
                                  Miscellaneous

          SECTION 2.1. Interpretation. Upon execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Second Supplemental Indenture will

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control. The Indenture, as modified and amended by this Second Supplemental
Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Second Supplemental Indenture, shall control.

          SECTION 2.2. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

          SECTION 2.3. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 2.4. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

          SECTION 2.5. Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 2.6. Benefits of Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

          SECTION 2.7. Successors. All agreements of the Issuers in this Second Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

          SECTION 2.8. Trustee Not Responsible for Recitals. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Issuers.

          SECTION 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

          SECTION 2.10. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. The Issuers hereby irrevocably submit to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Second Supplemental Indenture, and irrevocably accepts for itself and in respect of its property,

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generally and unconditionally, jurisdiction of the aforesaid courts. The Issuers irrevocably waive, to the fullest extent they may effectively do so under applicable law, trial by jury and any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any securityholder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuers or any Guarantor in any other jurisdiction.

          SECTION 2.11. Duplicate Originals. All parties may sign any number of copies or counterparts of this Second Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                            (signature pages follow)

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          IN WITNESS WHEREOF, each party hereto has caused this Second
Supplemental Indenture to be signed by its officer thereto duly authorized as of the date first written above.



                                          SUN INTERNATIONAL HOTELS LIMITED


                                          By: /s/ John R. Allison
                                              ----------------------------------
                                             Name: John R. Allison
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


                                          By: /s/ Charles D. Adamo
                                              ----------------------------------
                                             Name: Charles D. Adamo
                                             Title: Executive Vice President
                                                    and General Counsel


                                          SUN INTERNATIONAL NORTH AMERICA, INC.


                                          By: /s/ John R. Allison
                                              ----------------------------------
                                             Name: John R. Allison
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


                                          By: /s/ Charles D. Adamo
                                              ----------------------------------
                                             Name: Charles D. Adamo
                                             Title: Executive Vice President
                                                    and General Counsel


                                          THE BANK OF NEW YORK, as Trustee


                                          By: /s/ Mary LaGumina
                                              ----------------------------------
                                             Name: Mary LaGumina
                                             Title: Vice President



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